Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-274070) on Form S-3 of and the Registration Statements on Form S-8 pertaining to the QCR Holdings, Inc. 2024 Equity Incentive Plan (No. 333-279512), QCR Holdings, Inc. 401(k)/Profit Sharing Plan (No. 333-116022), QCR Holdings, Inc. 1997 Deferred Income Plan (No. 333-38341), QCR Holdings, Inc. 2005 Deferred Income Plan (No. 333-127466), QCR Holdings, Inc. 2013 Equity Incentive Plan and QCR Holdings, Inc. 2010 Equity Incentive Plan (No. 333-188391), QCR Holdings, Inc. 2022 Employee Stock Purchase Plan (No. 333-265924), and QCR Holdings, Inc. 2016 Equity Incentive Plan (No. 333-214282) of our reports dated February 27, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of QCR Holdings, Inc., appearing in this Annual Report on Form 10-K of QCR Holdings, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Davenport, Iowa

February 27, 2026